For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES THIRD QUARTER RESULTS

Strong operating and free cash flow results

LITTLE ROCK, Ark. – January 31, 2012 — Acxiom® Corporation (Nasdaq: ACXM), a recognized leader in marketing services and technology, today announced financial results for the third quarter of fiscal year 2012 ended December 31, 2011.

Revenue from continuing operations decreased approximately 2 percent in the third quarter to $281 million, compared to $288 million for the third quarter of fiscal 2011. Earnings per diluted share attributable to Acxiom stockholders were $0.10 in the current quarter, compared to earnings per share of $0.25 in the third quarter of fiscal 2011. Excluding a non-cash impairment charge and other unusual items from both periods, earnings per diluted share attributable to Acxiom stockholders were $0.22, up approximately 16 percent year over year.

Operating cash flow increased 29 percent to $83 million in the third quarter, compared to $64 million in the third quarter of fiscal 2011. Free cash flow available to equity increased 58 percent to $55 million in the third quarter, compared to $35 million in the third quarter of fiscal 2011. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

The company re-evaluated goodwill and other intangibles associated with its Brazilian operations and as a result recorded a non-cash charge of approximately $15 million in the quarter.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior-year third quarter and nine-month results.

”We are pleased with our recent progress, notably our improved cash flow and earnings, but we still  have much more to accomplish,” said Acxiom Chief Executive Officer and President Scott Howe. “We have realigned and strengthened our management team, established a clear strategy and improved our operating visibility. Looking ahead, we have started the process of investing in new data analytics and product capabilities and must also seek to increase top line Marketing and Data Services growth. In addition, the team will also be focusing on improving the financial performance of our non-U.S. operations.”

Third Quarter Highlights:

·
Acxiom generated free cash flow to equity of $55 million during the quarter. Of this amount, $34 million was used to prepay $25 million of the company’s term loan due March 15, 2015, and repurchase stock for $9 million. In the current fiscal year, Acxiom has repurchased 4 million shares for $43 million.

·
During the quarter, Acxiom announced the sale of its background screening unit, Acxiom Information Security Services (AISS). The divestiture of AISS is part of the company’s long-term strategy of placing greater emphasis on its core database and marketing services business. As a result of the planned disposal, Acxiom is reporting results from continuing operations and discontinued operations separately. The sale is expected to close in the fourth quarter.

·
Segment results have been realigned consistent with the company’s forward-looking strategy. Acxiom will report results from three operating segments: Marketing and Data Services, IT Infrastructure Management and Other Services.

·
On January 11, 2012, Warren Jenson joined Acxiom as chief financial officer and executive vice president. Jenson has been CFO of Electronic Arts, Amazon.com, Delta Airlines and NBC. His career highlights also include being twice named as one of the best CFOs in America by Institutional Investor magazine and one of the “Bay Area CFOs of the Year” in 2010.

·
Today, Acxiom announced that Nada Stirratt will be joining Acxiom as the company’s first chief revenue officer. Her responsibilities as CRO and executive vice president will include all client-facing functions, including both domestic and international sales, account management and client delivery functions. She has held top positions at MySpace as chief revenue officer and MTV Networks as executive vice president of digital advertising.

Segment Results:

·
Marketing and Data Services: Revenue for the third quarter was $188 million, down slightly compared to $189 million for the third quarter of fiscal 2011. U.S.  revenue of $155 million in the third quarter was up 2 percent, but was offset by declines in the international business. Income from operations for the third quarter was $22 million, up 2 percent compared to $21 million in the third quarter of fiscal 2011. Operating margins in the U.S. increased to 14 percent from 13 percent last year, but were offset by operating losses internationally.

·
IT Infrastructure Management: Revenue for the third quarter decreased 2 percent to $77 million, compared with $79 million in the third quarter of fiscal 2011. Income from operations for the third quarter was $10 million, compared to $9 million in the third quarter of fiscal 2011.

·
Other Services: Revenue for the third quarter was $16 million, down from $20 million in the third quarter last year. Loss from operations for the third quarter was $1 million, down from slightly positive income from operations in the third quarter last year.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Web Link to Financials

You may link to http://www.acxiom.com/FY12_Q3_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is a recognized leader in marketing services and technology that enable marketers to successfully manage audiences, personalize consumer experiences and create profitable customer relationships. Our superior industry-focused, consultative approach combines consumer data and analytics, databases, data integration and consulting solutions for personalized, multichannel marketing strategies. Acxiom leverages over 40 years of experience in data management to deliver high-performance, highly secure, reliable information management services. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, USA, and serves clients around the world from locations in the United States, Europe, Asia-Pacific, and South America. For more information about Acxiom, visit Acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding our plans to invest in new data analytics and product capabilities, increasing the top line in Marketing and Data Services, focusing on improving the financial performance of our non-US operations. During the conference call there will be a general discussion of a going forward strategy including the potential amount and impact of investments in research and development and measures that we anticipate taking to make the business more aligned, responsive and efficient. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may be unable to quickly and seamlessly integrate our new chief financial and revenue officers; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2011, which was filed with the Securities and Exchange Commission on May 27, 2011.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	December 31,
			$	%
	2011	2010	Variance	Variance

Revenue:
Marketing and data services	187,822	188,663	(841)	(0.4%)
IT Infrastructure management services	77,173	78,994	(1,821)	(2.3%)
Other services	15,898	20,248	(4,350)	(21.5%)
Total revenue	280,893	287,905	(7,012)	(2.4%)

Operating costs and expenses:
Cost of revenue	215,468	218,474	3,006	1.4%
Selling, general and administrative	34,775	39,229	4,454	11.4%
Impairment of goodwill and other intangibles	17,803	-	(17,803)
Gains, losses and other items, net	(2,671)	(3,640)	(969)	26.6%

Total operating costs and expenses	265,375	254,063	(11,312)	(4.5%)

Income from operations	15,518	33,842	(18,324)	(54.1%)
% Margin	5.5%	11.8%
Other income (expense):
Interest expense	(3,883)	(6,006)	2,123	35.3%
Other, net	(98)	(299)	201	(67.2%)

Total other income (expense)	(3,981)	(6,305)	2,324	36.9%

Earnings from continuing operations before income taxes	11,537	27,537	(16,000)	(58.1%)

Income taxes	9,700	7,564	(2,136)	(28.2%)

Net earnings from continuing operations	1,837	19,973	(18,136)	(90.8%)

Earnings from discontinued operations, net of tax	814	441	373	84.6%

Net earnings	2,651	20,414	(17,763)	(87.0%)

Less: Net loss attributable to noncontrolling interest	(5,279)	(409)	(4,870)	(1190.7%)

Net earnings attributable to Acxiom	7,930	20,823	(12,893)	(61.9%)

Basic earnings per share:
Net earnings from continuing operations	0.02	0.25	(0.23)	(92.0%)
Earnings from discontinued operations	0.01	0.01	0.00	0.0%
Net earnings	0.03	0.25	(0.22)	(88.0%)

Net earnings attributable to Acxiom stockholders	0.10	0.26	(0.16)	(61.5%)

Diluted earnings per share:
Net earnings from continuing operations	0.02	0.24	(0.22)	(91.7%)
Earnings from discontinued operations	0.01	0.01	0.00	0.0%
Net earnings	0.03	0.25	(0.22)	(88.0%)

Net earnings attributable to Acxiom stockholders	0.10	0.25	(0.15)	(60.0%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2011	2010	Variance	Variance

Revenue:
Marketing and data services	568,824	543,200	25,624	4.7%
IT Infrastructure management services	223,935	227,881	(3,946)	(1.7%)
Other services	50,610	55,448	(4,838)	(8.7%)
Total revenue	843,369	826,529	16,840	2.0%

Operating costs and expenses:
Cost of revenue	654,384	637,545	(16,839)	(2.6%)
Selling, general and administrative	107,871	113,125	5,254	4.6%
Impairment of goodwill and other intangibles	17,803	-	(17,803)
Gains, losses and other items, net	38	(3,619)	(3,657)	101.1%

Total operating costs and expenses	780,096	747,051	(33,045)	(4.4%)

Income from operations	63,273	79,478	(16,205)	(20.4%)
% Margin	7.5%	9.6%
Other income (expense):
Interest expense	(14,057)	(18,164)	4,107	22.6%
Other, net	(1,150)	(639)	(511)	80.0%

Total other income (expense)	(15,207)	(18,803)	3,596	19.1%

Earnings from continuing operations before income taxes	48,066	60,675	(12,609)	(20.8%)

Income taxes	25,291	20,819	(4,472)	(21.5%)

Net earnings from continuing operations	22,775	39,856	(17,081)	(42.9%)

Earnings from discontinued operations, net of tax	2,868	2,691	177	6.6%

Net earnings	25,643	42,547	(16,904)	(39.7%)

Less: Net loss attributable to noncontrolling interest	(5,554)	(1,362)	(4,192)	(307.8%)

Net earnings attributable to Acxiom	31,197	43,909	(12,712)	(29.0%)

Basic earnings per share:
Net earnings from continuing operations	0.28	0.50	(0.22)	(44.0%)
Earnings from discontinued operations	0.04	0.03	0.01	33.3%
Net earnings	0.32	0.53	(0.21)	(39.6%)

Net earnings attributable to Acxiom stockholders	0.39	0.55	(0.16)	(29.1%)

Diluted earnings per share:
Net earnings from continuing operations	0.28	0.49	(0.21)	(42.9%)
Earnings from discontinued operations	0.04	0.03	0.01	33.3%
Net earnings	0.32	0.52	(0.20)	(38.5%)

Net earnings attributable to Acxiom stockholders	0.39	0.54	(0.15)	(27.8%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Earnings from continuing operations before income taxes	11,537	27,537	48,066	60,675

Income taxes	9,700	7,564	25,291	20,819

Net earnings from continuing operations	1,837	19,973	22,775	39,856

Earnings from discontinued operations, net of tax	814	441	2,868	2,691

Net earnings	2,651	20,414	25,643	42,547

Less: Net earnings (loss) attributable to noncontrolling interest	(5,279)	(409)	(5,554)	(1,362)

Net earnings attributable to Acxiom	7,930	20,823	31,197	43,909

Earnings per share attributable to Acxiom stockholders:

Basic	0.10	0.26	0.39	0.55

Diluted	0.10	0.25	0.39	0.54

Unusual items:

MENA disposal	-	-	2,512	-
Impairment of goodwill and other intangibles	17,803	-	17,803	-
Adjustment of earnout liability	(2,598)	(434)	(2,598)	-
Other adjustments	(73)	(3,206)	124	(3,619)

Total unusual items	15,132	(3,640)	17,841	(3,619)

Earnings from continuing operations before income taxes
and excluding unusual items	26,669	23,897	65,907	57,056

Income taxes	10,649	9,532	26,341	22,796

Non-GAAP earnings from continuing operations	16,020	14,365	39,566	34,260

Earnings from discontinued operations, net of tax	814	441	2,868	2,691

Non-GAAP net earnings	16,834	14,806	42,434	36,951

Less: Net earnings (loss) attributable to noncontrolling interest	(231)	(409)	(1,371)	(1,362)

Non-GAAP Net earnings attributable to Acxiom	17,065	15,215	43,805	38,313

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.22	0.19	0.55	0.48

Diluted	0.22	0.19	0.54	0.47

Diluted weighted average shares	79,020	82,098	80,877	81,613

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Income from operations	15,518	33,842	63,273	79,478

Unusual items	15,132	(3,640)	17,841	(3,619)

Income from operations before unusual items	30,650	30,202	81,114	75,859

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	December 31,	December 31,
	2011	2010

Basic earnings per share from continuing operations:
Numerator - net earnings	1,837	19,973
Denominator - weighted-average shares outstanding	78,189	80,233
Basic earnings per share	0.02	0.25

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	7,930	20,823
Denominator - weighted-average shares outstanding	78,189	80,233
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.10	0.26

Diluted earnings per share from continuing operations:
Numerator - net earnings	1,837	19,973
Denominator - weighted-average shares outstanding	78,189	80,233
Dilutive effect of common stock options, warrants and restricted stock	831	1,865
	79,020	82,098

Diluted earnings per share from continuing operations	0.02	0.24

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	7,930	20,823
Denominator - weighted-average shares outstanding	78,189	80,233
Dilutive effect of common stock options, warrants, and restricted stock	831	1,865
	79,020	82,098

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.10	0.25

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2011	2010

Basic earnings per share from continuing operations:
Numerator - net earnings	22,775	39,856
Denominator - weighted-average shares outstanding	80,039	80,007
Basic earnings per share	0.28	0.50

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	31,197	43,909
Denominator - weighted-average shares outstanding	80,039	80,007
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.39	0.55

Diluted earnings per share from continuing operations:
Numerator - net earnings	22,775	39,856
Denominator - weighted-average shares outstanding	80,039	80,007
Dilutive effect of common stock options, warrants and restricted stock	838	1,606
	80,877	81,613

Diluted earnings per share from continuing operations	0.28	0.49

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	31,197	43,909
Denominator - weighted-average shares outstanding	80,039	80,007
Dilutive effect of common stock options, warrants, and restricted stock	838	1,606
	80,877	81,613

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.39	0.54

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2011	2010

Marketing and data services	187,822	188,663
IT Infrastructure management services	77,173	78,994
Other services	15,898	20,248

Total revenue	280,893	287,905

Income from continuing operations:

Marketing and data services	21,819	21,361
IT Infrastructure management services	9,795	8,588
Other services	(964)	253
Corporate	(15,132)	3,640

Total income from continuing operations	15,518	33,842

Margin:

Marketing and data services	11.6%	11.3%
IT Infrastructure management services	12.7%	10.9%
Other services	-6.1%	1.2%

Total margin	5.5%	11.8%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2011	2010

Marketing and data services	568,824	543,200
IT Infrastructure management services	223,935	227,881
Other services	50,610	55,448

Total revenue	843,369	826,529

Income from operations:

Marketing and data services	66,418	58,085
IT Infrastructure management services	19,133	18,973
Other services	(4,437)	(1,199)
Corporate	(17,841)	3,619

Total income from operations	63,273	79,478

Margin:

Marketing and data services	11.7%	10.7%
IT Infrastructure management services	8.5%	8.3%
Other services	-8.8%	-2.2%

Total margin	7.5%	9.6%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2011	2011	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	145,863	206,973	(61,110)	(29.5%)
Trade accounts receivable, net	170,735	171,252	(517)	(0.3%)
Deferred income taxes	11,516	12,480	(964)	(7.7%)
Refundable income taxes	-	7,402	(7,402)	100.0%
Other current assets	52,045	55,668	(3,623)	100.0%
Assets of discontinued operations	28,440	27,141	1,299	4.8%

Total current assets	408,599	480,916	(72,317)	(15.0%)

Property and equipment	908,367	886,967	21,400	2.4%
Less - accumulated depreciation and amortization	654,392	632,297	22,095	3.5%

Property and equipment, net	253,975	254,670	(695)	(0.3%)

Software, net of accumulated amortization	14,468	26,030	(11,562)	(44.4%)
Goodwill	380,834	397,349	(16,515)	(4.2%)
Purchased software licenses, net of accumulated amortization	27,833	38,472	(10,639)	(27.7%)
Deferred costs, net	65,760	81,837	(16,077)	(19.6%)
Data acquisition costs	14,612	17,627	(3,015)	(17.1%)
Other assets, net	4,406	9,724	(5,318)	(54.7%)

	1,170,487	1,306,625	(136,138)	(10.4%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	27,852	27,978	126	0.5%
Trade accounts payable	28,513	27,530	(983)	(3.6%)
Accrued payroll and related expenses	41,566	41,784	218	0.5%
Other accrued expenses	66,215	73,840	7,625	10.3%
Deferred revenue	69,838	55,921	(13,917)	(24.9%)
Income taxes	2,144	-	(2,144)
Liabilities of discontinued operations	2,849	2,441	(408)	(16.7%)

Total current liabilities	238,977	229,494	(9,483)	(4.1%)

Long-term debt	256,975	394,260	137,285	34.8%

Deferred income taxes	86,767	84,360	(2,407)	(2.9%)

Other liabilities	3,983	7,478	3,495	46.7%

Stockholders' equity:
Common stock	11,953	11,777	176	1.5%
Additional paid-in capital	854,325	837,439	16,886	2.0%
Retained earnings	490,293	459,096	31,197	6.8%
Accumulated other comprehensive income	11,995	15,991	(3,996)	(25.0%)
Treasury stock, at cost	(785,082)	(739,125)	(45,957)	6.2%
Total Acxiom stockholders' equity	583,484	585,178	(1,694)	(0.3%)
Noncontrolling interest	301	5,855	(5,554)	(94.9%)

Total equity	583,785	591,033	(7,248)	(1.2%)

	1,170,487	1,306,625	(136,138)	(10.4%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2011	2010

Cash flows from operating activities:
Net earnings	2,651	20,414
Non-cash operating activities:
Depreciation and amortization	32,986	34,880
Gain on disposal or impairment of assets	(2,710)	(317)
Impairment of goodwill and other intangibles	17,803	-
Deferred income taxes	1,404	302
Non-cash stock compensation expense	1,710	3,437
Changes in operating assets and liabilities:
Accounts receivable	6,913	585
Other assets	4,390	3,561
Deferred costs	(1,048)	(5,786)
Accounts payable and other liabilities	1,320	(3,626)
Deferred revenue	17,121	10,780
Net cash provided by operating activities	82,540	64,230
Cash flows from investing activities:
Capitalized software	(1,647)	(1,025)
Capital expenditures	(14,436)	(16,322)
Data acquisition costs	(3,999)	(3,765)
Payments received from investments	370	-
Net cash used by investing activities	(19,712)	(21,112)
Cash flows from financing activities:
Payments of debt	(31,993)	(41,522)
Sale of common stock	4,500	2,503
Acquisition of treasury stock	(8,727)	-
Proceeds from partner's contributions	-	347
Net cash used by financing activities	(36,220)	(38,672)
Effect of exchange rate changes on cash	142	106

Net change in cash and cash equivalents	26,750	4,552
Cash and cash equivalents at beginning of period	119,113	199,334
Cash and cash equivalents at end of period	145,863	203,886

Supplemental cash flow information:
Cash paid during the period for:
Interest	4,160	6,052
Income taxes	9,784	1,913
Payments on capital leases and installment payment arrangements	4,709	5,726
Payments on software and data license liabilities	125	120
Other debt payments, excluding line of credit	2,159	2,143
Prepayment of debt	25,000	33,533
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	4,042	4,779

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2011	2010

Cash flows from operating activities:
Net earnings	25,643	42,547
Non-cash operating activities:
Depreciation and amortization	103,240	108,586
Loss (gain) on disposal or impairment of assets	183	(272)
Impairment of goodwill and other intangibles	17,803	-
Deferred income taxes	2,539	4,245
Non-cash stock compensation expense	6,910	9,897
Changes in operating assets and liabilities:
Accounts receivable	(2,763)	(7,913)
Other assets	(202)	(4,590)
Deferred costs	(1,879)	(28,407)
Accounts payable and other liabilities	7,391	(11,653)
Deferred revenue	14,143	11,744
Net cash provided by operating activities	173,008	124,184
Cash flows from investing activities:
Disposition of operations	(1,043)	-
Capitalized software	(3,167)	(3,592)
Capital expenditures	(39,147)	(46,808)
Data acquisition costs	(8,549)	(10,716)
Payments from investments	370	175
Net cash paid in acquisitions	(255)	(12,927)
Net cash used by investing activities	(51,791)	(73,868)
Cash flows from financing activities:
Payments of debt	(145,768)	(78,089)
Sale of common stock	7,318	7,323
Acquisition of treasury stock	(42,827)	-
Proceeds from partner's contributions	-	480
Contingent consideration paid for prior acquisitions	(326)	-
Net cash used by financing activities	(181,603)	(70,286)
Effect of exchange rate changes on cash	(724)	(198)

Net change in cash and cash equivalents	(61,110)	(20,168)
Cash and cash equivalents at beginning of period	206,973	224,054
Cash and cash equivalents at end of period	145,863	203,886

Supplemental cash flow information:
Cash paid during the period for:
Interest	15,491	17,728
Income taxes	15,171	22,995
Payments on capital leases and installment payment arrangements	13,687	17,105
Payments on software and data license liabilities	616	1,177
Other debt payments, excluding line of credit	6,465	6,274
Prepayment of debt	125,000	53,533
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	8,733	22,429

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	FY2012

Net cash provided by operating activities	16,988	42,966	64,230	42,035	166,219	32,754	57,714	82,540	173,008

Less:
Capitalized software	(1,226)	(1,341)	(1,025)	(963)	(4,555)	(529)	(991)	(1,647)	(3,167)
Capital expenditures	(8,752)	(21,734)	(16,322)	(12,213)	(59,021)	(12,577)	(12,134)	(14,436)	(39,147)
Data acquisition costs	(4,326)	(2,625)	(3,765)	(2,650)	(13,366)	(2,776)	(1,774)	(3,999)	(8,549)
Payments on capital leases and installment payment arrangements	(5,968)	(5,411)	(5,726)	(5,252)	(22,357)	(4,794)	(4,184)	(4,709)	(13,687)
Payments on software and data license liabilities	(893)	(164)	(120)	(4,139)	(5,316)	(367)	(124)	(125)	(616)
Other required debt payments	(2,103)	(2,028)	(2,143)	(2,154)	(8,428)	(2,151)	(2,155)	(2,159)	(6,465)

Total	(6,280)	9,663	35,129	14,664	53,176	9,560	36,352	55,465	101,377

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

										Q3 FY11 to Q3 FY12
	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	YTD FY2012%		$
Revenue:
Marketing and data services	168,622	185,915	188,663	192,906	736,106	185,058	195,944	187,822	568,824	-0.4%	(841)
IT Infrastructure management services	73,138	75,749	78,994	74,750	302,631	73,050	73,712	77,173	223,935	-2.3%	(1,821)
Other services	17,419	17,781	20,248	19,570	75,018	17,936	16,776	15,898	50,610	-21.5%	(4,350)
Total revenue	259,179	279,445	287,905	287,226	1,113,755	276,044	286,432	280,893	843,369	-2.4%	(7,012)

Operating costs and expenses:
Cost of revenue	202,800	216,271	218,474	215,619	853,164	219,804	219,112	215,468	654,384	1.4%	3,006
Selling, general and administrative	35,798	38,098	39,229	38,017	151,142	35,292	37,804	34,775	107,871	11.4%	4,454
Impairment of goodwill and other intangibles	-	-	-	79,674	79,674	-	-	17,803	17,803		(17,803)
Gains, losses and other items, net	(57)	78	(3,640)	8,219	4,600	244	2,465	(2,671)	38	26.6%	(969)

Total operating costs and expenses	238,541	254,447	254,063	341,529	1,088,580	255,340	259,381	265,375	780,096	-4.5%	(11,312)

Income (loss) from operations	20,638	24,998	33,842	(54,303)	25,175	20,704	27,051	15,518	63,273	-54.1%	(18,324)
% Margin	8.0%	8.9%	11.8%	-18.9%	2.3%	7.5%	9.4%	5.5%	7.5%
Other income (expense)
Interest expense	(5,898)	(6,260)	(6,006)	(5,659)	(23,823)	(5,455)	(4,719)	(3,883)	(14,057)	-35.3%	2,123
Other, net	(451)	111	(299)	(827)	(1,466)	(87)	(965)	(98)	(1,150)	-67.2%	201
Total other income (expense)	(6,349)	(6,149)	(6,305)	(6,486)	(25,289)	(5,542)	(5,684)	(3,981)	(15,207)	-36.9%	2,324

Earnings from continuing operations before income taxes	14,289	18,849	27,537	(60,789)	(114)	15,162	21,367	11,537	48,066	-58.1%	(16,000)
Income taxes	5,716	7,539	7,564	10,905	31,724	6,063	9,528	9,700	25,291	-28.2%	(2,136)

Net earnings from continuing operations	8,573	11,310	19,973	(71,694)	(31,838)	9,099	11,839	1,837	22,775	-90.8%	(18,136)

Earnings from discontinued operations, net of tax	863	1,387	441	705	3,396	916	1,138	814	2,868	84.6%	373

Net Earnings	9,436	12,697	20,414	(70,989)	(28,442)	10,015	12,977	2,651	25,643	-87.0%	(17,763)

Less: Net earnings (loss) attributable
to noncontrolling interest	(369)	(584)	(409)	(3,933)	(5,295)	(960)	685	(5,279)	(5,554)	1190.7%	(4,870)

Net earnings (loss) attributable to Acxiom	9,805	13,281	20,823	(67,056)	(23,147)	10,975	12,292	7,930	31,197	-61.9%	(12,893)

Diluted earnings per share - net earnings (loss) attributable
to Acxiom stockholders	0.12	0.16	0.25	(0.83)	0.29	0.13	0.15	0.10	0.39	-60.0%	(0.15)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	06/30/10	09/30/10	12/31/10	03/31/11	FY2011	06/30/11	09/30/11	12/31/11	YTD FY2012

Revenue:

Marketing and data services	168,622	185,915	188,663	192,906	736,106	185,058	195,944	187,822	568,824
IT Infrastructure management services	73,138	75,749	78,994	74,750	302,631	73,050	73,712	77,173	223,935
Other services	17,419	17,781	20,248	19,570	75,018	17,936	16,776	15,898	50,610

Total revenue	259,179	279,445	287,905	287,226	1,113,755	276,044	286,432	280,893	843,369

Income from operations:

Marketing and data services	15,360	21,364	21,361	29,169	87,254	17,339	27,260	21,819	66,418
IT Infrastructure management services	5,835	4,550	8,588	5,494	24,467	4,247	5,091	9,795	19,133
Other services	(614)	(838)	253	(1,073)	(2,272)	(638)	(2,835)	(964)	(4,437)
Corporate	57	(78)	3,640	(87,893)	(84,274)	(244)	(2,465)	(15,132)	(17,841)

Total income (loss) from operations	20,638	24,998	33,842	(54,303)	25,175	20,704	27,051	15,518	63,273

Margin:

Marketing and data services	9.1%	11.5%	11.3%	15.1%	11.9%	9.4%	13.9%	11.6%	11.7%
IT Infrastructure management services	8.0%	6.0%	10.9%	7.3%	8.1%	5.8%	6.9%	12.7%	8.5%
Other services	-3.5%	-4.7%	1.2%	-5.5%	-3.0%	-3.6%	-16.9%	-6.1%	-8.8%

Total	8.0%	8.9%	11.8%	-18.9%	2.3%	7.5%	9.4%	5.5%	7.5%